SUBSIDIARIES

Innkeepers USA Trust, a Maryland real estate investment trust (the “Company”), operates principally through two entities, (i) Innkeepers Financial Corporation, a Virginia corporation (“IFC”), which is a wholly-owned subsidiary of the Company, and (ii) Innkeepers USA Limited Partnership, a Virginia limited partnership (the “Partnership”), of which IFC is the sole general partner. All of the Company’s hotels are owned by (a) the Partnership, (b) subsidiary limited partnerships that are owned 99% by the Partnership and 1% by either the Company directly or corporations that are wholly-owned by the Company or (c) limited liability companies that are owned, wholly or in substantial part, by the Partnership. All of the Company’s hotels are leased by their owners to corporate subsidiaries of the Company that are owned 100% by the Partnership. The following table lists all of the subsidiaries of the Company (other than IFC and the Partnership):

Innkeepers Financial Corporation II	Innkeepers Residence Grand Rapids, L.P.
Innkeepers Financial Corporation III	Innkeepers Residence Portland, Inc.
Innkeepers Financial Corporation IV	Innkeepers Residence Portland, L.P.
Innkeepers Financial Corporation V	Innkeepers Residence San Mateo, Inc.
Innkeepers Financing Partnership, L.P.	Innkeepers Residence San Mateo, L.P.
Innkeepers Financing Partnership II, L.P.	Innkeepers Residence Shelton, Inc.
Innkeepers Financing Partnership III, L.P.	Innkeepers Residence Shelton, L.P.
Innkeepers Financing Partnership IV, L.P.	Innkeepers Residence Sili I, L.P
KPA Valencia, LLC	Innkeepers Residence Sili II, Inc.
KPA Ft. Walton, LLC	Innkeepers Residence Sili II, L.P.
Innkeepers Residence Addison, Inc.	Innkeepers Residence Wichita East, L.P.
Innkeepers Residence Addison, L.P.	Innkeepers RI Altamonte, Inc.
Innkeepers Residence Arlington, Inc.	Innkeepers RI Altamonte, L.P.
Innkeepers Residence Arlington, L.P.	Innkeepers RI General, Inc.
Innkeepers Residence Atlanta-Downtown, Inc.	Innkeepers RI General, L.P.
Innkeepers Residence Atlanta-Downtown, L.P.	Innkeepers RI Northwest, Inc.
Innkeepers Residence Denver-Downtown, L.P.	Innkeepers RI Northwest, L.P.
Innkeepers Residence East Lansing Inc.	Innkeepers Schaumburg, L.P.
Innkeepers Residence East Lansing L.P.	Innkeepers Summerfield General, L.P.
Innkeepers Residence Eden Prairie, Inc.	Innkeepers Summerfield General II, L.P.
KPA Louisville, LLC	Innkeepers Sunrise Tinton Falls, L.P.
Innkeepers Residence Grand Rapids, Inc.	Innkeepers Westchester, L.P.
KPA Leaseco, Inc.	KPA Leaseco II, Inc.
KPA Leaseco III, Inc.	KPA Leaseco IV, Inc.
KPA Leaseco V, Inc.